UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2006
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16765 (Commission File Number)	33-0387846 (I.R.S. Employer Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago IL (Address of principal executive offices)		60606 (Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
           In connection with a series of transactions contemplated under that certain Agreement and Plan of Merger and Arrangement Agreement, dated as of June 5, 2006, as amended, by and among Trizec Properties, Inc. (the “Company”), Trizec Holdings Operating LLC (the “Operating Company”), Trizec Canada Inc., TRZ Holdings LLC (formerly known as Grace Holdings LLC), Grace Acquisition Corporation, 4162862 Canada Limited and Grace OP LLC, pursuant to which Grace Acquisition Corporation will merge with and into the Company (the “Merger”), on September 26 through 30, 2006, certain subsidiaries of the Company (collectively referred to as the “Company”) entered into 16 agreements relating to the sale of 13 office properties (including several multi-building office complexes), one parking garage, interests in two joint ventures owning two other office properties, and six vacant land parcels, for an aggregate consideration of approximately $1.8 billion. Each of such agreements was effective as of September 26, 2006. TRZ Holdings LLC, Grace Acquisition Corporation, 4162862 Canada Limited and Grace OP LLC are affiliates of Brookfield Properties Corporation (“Brookfield Properties”). These agreements and the proposed sale transactions involving these properties are described in further detail below.
Sale of Four Chicago Office Properties and One Parking Garage
           On September 26, 2006, the Company entered into a purchase agreement with BRE/TZ Acquisitions L.L.C., a Delaware limited liability company (“BRE/TZ”) that is an affiliate of The Blackstone Group (“Blackstone”), pursuant to which the Company has agreed to sell to BRE/TZ the following four office properties located in Chicago, Illinois, for an aggregate cash consideration of approximately $438.4 million:
•	Two North LaSalle, a 692,000 square-foot office building;

•	10 South Riverside, a 685,000 square-foot office building;

•	120 South Riverside, a 685,000 square-foot office building; and

•	550 West Washington, a 372,000 square-foot office building.
           The purchase price is subject to adjustment based on proration of certain income and expenditure items between the Company and BRE/TZ on the closing date of the sale. The closing of the sale of these four Chicago office properties, which is expected to occur on or about October 3, 2006, is subject to closing conditions (which may be waived) that are customary in connection with sales of commercial office properties, including, without limitation, the delivery by the Company to BRE/TZ of certain title related matters. However, the closing is not subject to any further due diligence by BRE/TZ. Under certain limited circumstances, the Company has the right to terminate this purchase agreement.
           In addition, on September 26, 2006, the Company entered into a purchase agreement with BRE/TZ to sell to BRE/TZ or its designee a garage accommodating 1,010 parking spaces that is located at 201 West Adams Street, Chicago, Illinois, known as the Franklin garage, for cash consideration of approximately $50.4 million. The closing of the sale of the Franklin garage, which is expected to occur on or about October 3, 2006, is also subject to customary closing conditions. The four office properties located in Chicago and the Franklin garage are collectively referred to as the “Chicago properties.” All of the Chicago properties currently are directly or indirectly wholly owned by the Company.

Sale of Five Atlanta Office Properties and Five Land Parcels
           On September 26, 2006, the Company entered into five separate purchase agreements with BRE/TZ pursuant to which the Company has agreed to sell to BRE/TZ or its designee one 11-building office complex, one office property and four vacant land parcels located in Atlanta, Georgia, for the following cash considerations:
•	Interstate North Park, a project consisting of 11 office buildings containing 955,000 square-feet, for approximately $116.6 million;

•	Colony Square, a 837,000 square-foot office building, for approximately $149.2 million;

•	a vacant land parcel known as Interstate North Park, for approximately $7.5 million;

•	a vacant land parcel containing an unoccupied building known as 1372 Peachtree, for approximately $5.6 million; and

•	two vacant land parcels known as Buckhead for approximately $21.5 million.
           In addition, on September 26, 2006, the Company entered into three separate purchase agreements with BRE/TZ GA L.L.C., a Delaware limited liability company (“BRE/TZ GA”) that is an affiliate of Blackstone, pursuant to which the Company has agreed to sell to BRE/TZ GA or its designee one four-building office complex with an adjoining vacant land parcel and two office properties located in Atlanta, Georgia, for the following cash considerations:
•	The Palisades, a project consisting of four office buildings containing 627,000 square-feet, together with an adjoining vacant land parcel, for approximately $75.2 million;

•	One Alliance Center, a 558,000 square-foot office building, for approximately $153.2 million; and

•	Midtown Plaza, a 504,000 square-foot office building, for approximately $77.0 million.
           These Atlanta office properties and land parcels are collectively referred to as the “Atlanta properties.”

           Similar to the purchase agreement relating to the Chicago properties, the purchase prices for the Atlanta properties are subject to adjustments based on proration of certain income and expenditure items applicable for each property between the Company and BRE/TZ GA on the closing date of the sale. The closings of the sale of the Atlanta properties, which are expected to occur on or about October 3, 2006, are subject to closing conditions (which may be waived) that are customary in connection with sales of commercial office properties and are substantially similar to those contained in the purchase agreement for the Chicago properties. These purchase agreements also contain limited termination rights in favor of the Company that are similar to those contained in the purchase agreement for the Chicago properties. All of the Atlanta properties currently are directly or indirectly wholly owned by the Company.
Sale of Four Dallas Office Properties and One Land Parcel
           On September 26, 2006, the Company entered into two separate purchase agreements with BRE/TZ TX Properties, L.P., a Delaware limited partnership (“BRE/TZ TX”) that is an affiliate of Blackstone, pursuant to which the Company has agreed to sell to BRE/TZ TX or its designee one office property and one three-building office complex, together with one adjoining land parcel, located in Dallas, Texas, for the following cash considerations:
•	Renaissance Tower, a 1,739,000 square-foot office building, for approximately $138.9 million; and

•	Galleria Towers I, II and III, a 1,418,000 square-foot, three building office complex, together with an adjoining land parcel, for approximately $216.9 million.
           In addition, on September 29 and 30, 2006, the Company entered into two separate purchase agreements with BRE/TZ Interest Holdings L.L.C., a Delaware limited liability company (“BRE/TZ Interest”) that is an affiliate of Blackstone, pursuant to which the Company has agreed to sell to BRE/TZ Interest or its designee the Company's 50% ownership interests in each of the two joint venture entities that owns:
•	Bank One Center, a 1,531,000 square-foot office building, for approximately $75.7 million; and

•	Plaza of the Americas, a 1,176,000 square-foot office building, for approximately $39.2 million.
           Renaissance Tower and Galleria Towers I, II and III (together with the Galleria land parcel) are directly or indirectly wholly owned by the Company and Bank One Center and Plaza of the Americas are 50% owned by the Company in two separate joint ventures. These four office properties and one adjoining land parcel are collectively referred to as the “Dallas properties.”
           Similar to the purchase agreements relating to the Chicago properties and the Atlanta properties, the purchase prices for the Dallas properties are subject to adjustments based on proration of certain income and expenditure items applicable for each property between the Company and BRE/TZ TX or BRE/TZ Interest, as applicable, on the closing date of the sale. The closings of the sale of the Dallas properties, which are expected to occur on or about October 4, 2006, are subject to closing conditions (which may be waived) that are customary in connection with sales of commercial office properties and are substantially similar to those contained in the purchase agreements for the Chicago properties and the Atlanta properties. In addition, these purchase agreements contain similar limited termination rights in favor of the Company.

Sale of Office Properties in Charlotte and Minneapolis
           On September 26 and 27, 2006, the Company entered into two separate purchase agreements with BRE/TZ Properties L.L.C, a Delaware limited liability company (“BRE/TZ Properties”) that is an affiliate of Blackstone, pursuant to which the Company has agreed to sell to BRE/TZ Properties or its designee one office property and one office building and hotel complex that are directly or indirectly wholly owned by the Company, located in Charlotte, North Carolina and Minneapolis, Minnesota, respectively, for the following cash considerations:
•	Bank of America Plaza, an 891,000 square-foot office building, for approximately $153.9 million; and

•	Northstar Center, an 813,000 square-foot office building and hotel, for approximately $58.8 million.
           Similar to the purchase agreements relating to the Chicago properties, the Atlanta properties and the Dallas properties, the purchase prices for these two properties are subject to adjustments based on proration of certain income and expenditure items applicable for each property between the Company and BRE/TZ Properties on the closing date of the sale. The closings of the sale of these two properties, which are expected to occur on or about October 4, 2006, are subject to closing conditions (which may be waived) that are customary in connection with sales of commercial office properties and are substantially similar to those contained in the purchase agreements for the Chicago, Atlanta and Dallas properties. In addition, these purchase agreements contain similar limited termination rights in favor of the Company.
           The Company does not have any material relationships with BRE/TZ, BRE/TZ GA, BRE/TZ TX, BRE/TZ Interest, BRE/TZ Properties or Blackstone other than as a result of (a) the purchase agreements relating to the Company’s properties as described in this Current Report on Form 8-K and (b) the fact that affiliates of Blackstone, as we have been advised, are joining Brookfield Properties in connection with the proposed acquisition of the Company pursuant to the Merger at the time of the Merger.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.

Date: October 2, 2006	By:	/s/ Timothy H. Callahan

Timothy H. Callahan
President and Chief Executive Officer